[ANADARKO PETROLEUM CORPORATION LOGO]
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NEWS:

                     ANADARKO TO ACQUIRE HOWELL CORPORATION
                 MOVE EXPANDS ANADARKO'S WYOMING OIL PRODUCTION


HOUSTON, Sept. 30, 2002 -- Anadarko Petroleum Corporation (NYSE:APC) today announced it has entered into an agreement to acquire Houston-based Howell Corporation (NYSE:HWL) in a cash merger in which Howell's common stockholders are to receive $20.75 per share and holders of Howell's $3.50 convertible preferred stock are to receive $76.15 per share. The value of the acquisition is approximately $265 million, including Howell's bank debt, which is anticipated to be about $65 million at closing.

Anadarko expects to book about 50 million barrels of oil equivalent (BOE) of proved reserves at closing of the acquisition. Anadarko intends to fund the acquisition with available cash and credit facilities.

"The Howell acquisition is an excellent transaction on a stand-alone basis, but it's also the cornerstone of a much larger effort to expand Anadarko's oil production in Wyoming," said Anadarko President and CEO John Seitz. "Howell's Salt Creek field is one of the largest remaining enhanced oil recovery opportunities in the Lower 48 states. We need to develop these resources for American consumers.

"To do so, Anadarko plans to invest $200 million related to the Salt Creek field in Wyoming over the next four years and expects to add another 150 million barrels of reserves. Including the acquisition, that's a cumulative cost of less than $2.50 per barrel over the next four years," Seitz added. "This transaction will be accretive to earnings and cash flow at closing, and we expect to raise Anadarko's production targets to 203 million BOE in 2003 and 225 million BOE in 2004."

In a separate transaction, Anadarko agreed to acquire from an affiliate of Petro Source Investments, Inc. of Houston the right to purchase significant quantities of carbon dioxide (CO2) and the exclusive rights to market and transport LaBarge CO2 production into the Powder River Basin of Wyoming. In 2003, Anadarko plans to build a $27-million, 125-mile pipeline with nominal capacity of about 250 million cubic feet per day (MMcf/d) of CO2. It is anticipated that initially
125 MMcf/d of CO2 will be sequestered by delivery and injection into the Salt Creek oil field for an enhanced oil recovery (EOR) project, with the potential of expanding delivery of CO2 to several other existing oil fields in Wyoming. The acquisition cost is a cash payment of $3 million and certain future consideration based on the performance of the pipeline.

Howell is an oil and gas exploration and production company with proved reserves of 45 million BOE at year-end 2001 and current net production of approximately 12,000 BOE per day, primarily in the Salt Creek and Elk Basin fields in Wyoming. About 98 percent of Howell's proved reserves are developed, and about 88 percent are oil. Howell's 2001 year-end proved reserves were reviewed by two outside engineering firms. Due to improved operating performance, previously announced gas discoveries in the Elk Basin and substantially higher oil prices this year, proved reserves are expected to increase by year-end 2002.

"Anadarko has extensive expertise in EOR projects, including CO2 floods in Texas and Oklahoma and miscible gas projects in Alaska and Algeria," Seitz said. "We intend to apply this expertise in Wyoming, which we believe has the potential for more than 500 million barrels of new oil reserves. Anadarko already has a significant natural gas exploration effort underway in the Western states, and this project will provide a nice balance to that effort."

The $200-million Salt Creek EOR project includes drilling wells, installing flow lines, gathering and gas treating facilities and compression. In return, the company expects to increase net production in the field from 5,300 BOE per day to 35,000 BOE per day by the end of 2006.

"Anadarko recently announced the sale of lower-margin, low-growth properties, including heavy-oil production in Canada," Seitz said. "Essentially, we are swapping heavy oil properties for Howell's high-quality, light sweet crude, nearly doubling our cash margins per barrel while adding strong growth potential. This is just another example of our strategy to high-grade our portfolio of projects to build long-term value for shareholders. And we've hedged Howell's oil production for the next two years."

Seitz emphasized that the project offers additional benefits beyond its excellent economics.

"This project is good for Wyoming and it represents an excellent example of good business," said Wyoming Governor Jim Geringer. "I commend Anadarko for bringing new life to an aging field, making beneficial use of Wyoming's CO2 resources, providing high-quality, high-paying jobs and enhancing long-term state revenues - especially for education. I am very pleased Anadarko has chosen to invest in the future of Wyoming."

Anadarko and Howell boards of directors have unanimously approved the acquisition, which is expected to close in late 2002 or early 2003, subject to customary conditions, including approval by holders of a majority of Howell common stock. Howell directors, officers and founding-family members representing about 40 percent of outstanding common shares have agreed to vote their shares in favor of the transaction with Anadarko.

Additional details of the transaction, including the terms of the merger agreement between Anadarko and Howell, will be set forth in the Howell proxy statement to be mailed to its shareholders in connection with a special meeting of Howell common shareholders.

Anadarko Petroleum Corporation is one of the world's largest independent oil and gas exploration and production companies, with assets of $17 billion and reserves of 2.3 billion BOE. Houston-based Anadarko is active in the U.S., Canada, Algeria and Qatar and is executing a strategic exploration program in several other countries. More information is available at www.anadarko.com

CONFERENCE CALL

A conference call is set for today, Sept. 30, at 9:00 a.m. CDT (10:00 a.m. EDT). The conference call dial-in number is (913) 981-5532; confirmation number 424867. This call will include a detailed discussion of the proposed acquisition and Anadarko's plans for enhanced oil recovery projects in Wyoming. In conjunction with the call, Anadarko will offer presentation graphics via the Internet. More details are available at www.anadarko.com If you are unable to participate in the call, the rebroadcast and presentation will be available on the company website.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that its goals will be achieved. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While Anadarko makes these forward-looking statements in good faith, neither Anadarko nor its management can guarantee that the anticipated future results will be achieved. Anadarko discloses proved reserves that comply with the SEC's definitions. Additionally, Anadarko has disclosed estimated recoverable reserves, which the SEC guidelines do not allow us to include in filings with the SEC. See Additional Factors Affecting Business in the Management's Discussion and Analysis (MD&A) included in the company's 2001 Annual Report on Form 10-K.

IMPORTANT INFORMATION: Howell Corporation intends to file with the SEC, and mail to its stockholders, a proxy statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF HOWELL ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT HOWELL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when it is available) at the SEC's web site at www.sec.gov. A free copy of the proxy statement may also be obtained from Howell or Anadarko. Howell and its executive officers and directors, and Anadarko, may be deemed to be participants in the solicitation of proxies from the stockholders of Howell in favor of the transaction. Information regarding the interests of Howell's officers and directors in the transaction will be included in the proxy statement. In addition to the proxy statement to be filed by Howell in connection with the transaction, Howell and Anadarko each file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549. Investors should call the SEC at 1-800-SEC-0330 for further information. The reports, statements and other information filed by Howell and Anadarko with the SEC are also available for free at the SEC's web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Howell or Anadarko. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.


                  MEDIA CONTACTS:

                  Teresa Wong, Houston, 832/636-1203
                  teresa_wong@anadarko.com

                  Rick Robitaille, Wyoming, 307/232-9505
                  rick_robitaille@anadarko.com

                  Lee Warren, Houston, 832/636-3321
                  lee_warren@anadarko.com


                  INVESTOR CONTACTS:

                  Paul Taylor, 832/636-3471
                  paul_taylor@anadarko.com

                  David Larson, 832/636-3265
                  david_larson@anadarko.com

                  Stewart Lawrence, 832/636-3326
                  stewart_lawrence@anadarko.com



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